APPENDIX A

Designated Funds

Wahed FTSE USA Shariah ETF
Roundhill BITKRAFT Esports & Digital Entertainment ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
Core Alternative ETF
TrueShares ESG Active Opportunities ETF
TrueShares Technology, AI & Deep Learning ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome (July) ETF
TrueShares Structured Outcome (August) ETF
TrueShares Structured Outcome (September) ETF
TrueShares Structured Outcome (October) ETF
TrueShares Structured Outcome (November) ETF
TrueShares Structured Outcome (December) ETF
TrueShares Structured Outcome (January) ETF
TrueShares Structured Outcome (February) ETF
TrueShares Structured Outcome (March) ETF
TrueShares Structured Outcome (April) ETF
TrueShares Structured Outcome (May) ETF
TrueShares Structured Outcome (June) ETF
AAF First Priority CLO Bond ETF
Swan Hedged Equity US Large Cap ETF
Cabot Growth ETF
Horizon Kinetics Inflation Beneficiaries ETF
TrueShares Nasdaq 100 Structured Outcome (January) ETF
TrueShares Nasdaq 100 Structured Outcome (April) ETF
TrueShares Nasdaq 100 Structured Outcome (July) ETF
TrueShares Nasdaq 100 Structured Outcome (October) ETF
TrueShares Russell 2000 Structured Outcome (January) ETF
TrueShares Russell 2000 Structured Outcome (April) ETF
TrueShares Russell 2000 Structured Outcome (July) ETF
TrueShares Russell 2000 Structured Outcome (October) ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short Term Bond ETF
Changebridge Capital Long/Short Equity ETF
Changebridge Capital Sustainable Equity ETF
Morgan Creek-Exos SPAC Originated ETF
Roundhill Streaming Services & Technology ETF
Roundhill Pro Sports, Media & Apparel ETF
TrueShares Low Volatility Equity Income ETF
Roundhill Ball Metaverse ETF
Alexis Practical Tactical ETF
Spear Alpha ETF
Alpha Intelligent – Large Cap Growth ETF
Alpha Intelligent – Large Cap Value ETF
Alpha Intelligent – Mid Cap Growth ETF
Alpha Intelligent – Mid Cap Value ETF
Alpha Intelligent – Small Cap Growth ETF
Alpha Intelligent – Small Cap Value ETF
Roundhill Cannabis ETF
Roundhill Digital Payments ETF

Roundhill IO Digital Infrastructure ETF
Roundhill Ecommerce ETF
Roundhill MEME ETF
Wahed Dow Jones Islamic World ETF
B.A.D. ETF
Grizzle Growth ETF
Morgan Creek-Exos Active SPAC Arbitrage ETF
RiverNorth Volition America Patriot ETF
Preferred-Plus ETF
Dividend Performers ETF